Exhibit 99.1

For more information, contact:

Henry Miller	Brian Robins
Tel: 484-582-5445	Tel: 646-445-8347
henry.miller@sungard.com	brian.robins@sungard.com

SunGard Announces Second Quarter 2011 Results

Wayne, PA – July 28, 2011 – SunGard, one of the world’s leading software and technology services companies, today reported results for the second quarter ended June 30, 2011. For the second quarter, revenue was $1.27 billion, up 1% year over year (down 2% adjusting for currency). Excluding one of our global trading businesses, a broker/dealer, revenue increased 4% (1% adjusting for currency). Operating income was $106 million in the quarter compared to $125 million in the second quarter of 2010. Adjusted EBITDA was $325 million and adjusted operating income was $241 million. Adjusted EBITDA and adjusted operating income are defined in Notes 1 and 2 in the Notes attached to this release.

Russ Fradin, president and chief executive officer, commented, “While it’s still early in my tenure as CEO, I see opportunities for us to improve our performance and build a stronger company. I’ve been spending a lot of my time meeting with customers, and I’m impressed with the high esteem in which they hold SunGard. It’s very energizing to lead an organization that is so highly regarded by its customers and has so many talented people.”

Financial Systems revenue was $714 million in the second quarter, up 2% year over year (down 2% adjusting for currency). Excluding the broker/dealer business mentioned above, revenue increased 8% (3% adjusting for currency). License fees were $69 million, an increase of $3 million compared to the second quarter of 2010.

Notable deals in the quarter included the following:

•	One of the world’s leading asset management companies selected SunGard’s Asset Arena to help streamline its portfolio accounting platform.

•	Four equities exchanges in Southeast Asia selected SunGard to provide a cross-border trading platform and order routing service.

•	A worldwide electronics leader selected SunGard’s AvantGard to help optimize its treasury operations and cash management.

Higher Education revenue was $150 million, unchanged compared to the second quarter of 2010. License fees were $15 million, an increase of $4 million compared to the second quarter of 2010.

Notable deals in the quarter included the following:

•	A large community college system in the US Southeast selected SunGard to provide a full range of digital campus products and services.

•	One of the most recognized educational institutions in Latin America selected SunGard to provide a comprehensive suite of products and services including the Banner Digital Campus.

•	A public school district in Florida selected SunGard’s eSchoolPLUS student information system and PerformancePLUS assessment management software.

Public Sector revenue was $36 million, unchanged compared to the second quarter of 2010. License fees were $2 million, a decline of $1 million compared to the second quarter of 2010.

Notable deals in the quarter included the following:

•	A county in Michigan selected SunGard to provide computer-aided dispatch and mobile computing solutions to its centralized dispatch operations agency.

•	A county in Florida selected SunGard to provide a new platform for computer-aided dispatch, records management and mobile computing.

Availability Services revenue was $366 million, flat year over year (down 3% adjusting for currency).

Notable deals in the quarter included the following:

•	A leading specialty health care management company extended its relationship with SunGard to provide ongoing recovery services and implement an advanced recovery solution.

•	One of the fastest-growing energy companies in the US selected SunGard to provide cloud services for hosting and infrastructure management.

•	A leading insurance company based in the UK selected SunGard to provide cloud services for hosting and infrastructure management.

For the six months ended June 30, 2011, revenue was $2.48 billion, up 1% year over year (down 1% adjusting for currency). Adjusted EBITDA was $607 million and adjusted operating income was $445 million. Excluding the broker/dealer business mentioned above, revenue increased 4% (1% adjusting for currency).

Financial Position

At June 30, 2011, total debt was $8.08 billion and cash balance was $821 million. Year to date, the Company generated $177 million in cash flow from operations, invested $133 million in capital expenditures, and spent $26 million on acquisitions net of acquired cash.

Conference Call & Webcast

SunGard will host a conference call and live web broadcast to discuss second quarter 2011 results today at 4:30 p.m. (Eastern Time). The dial-in number for the conference call is 706-902-1370, and the conference ID number is 84494086. You may also listen to the call at www.investorcalendar.com by clicking on the “audio” icon for SunGard. An audio replay will be available two hours after the call ends through midnight on August 11, 2011. To listen to the replay, please dial 1-855-859-2056 or 404-537-3406 and enter the conference ID number 84494086. A replay will also be available two hours after the call ends through midnight on August 11, 2011 at www.investorcalendar.com.

About SunGard

SunGard is one of the world’s leading software and technology services companies. SunGard has more than 20,000 employees and serves over 25,000 customers in more than 70 countries. SunGard provides mission-critical software and processing solutions for financial services, higher education and the public sector. SunGard also provides disaster recovery services, managed IT services, information availability consulting services and business continuity management software. With annual revenue of about $5 billion, SunGard is ranked 434 on the Fortune 500 and is the largest privately held business software and IT services company. Look for us wherever the mission is critical. For more information, visit www.sungard.com.

Trademark Information: SunGard, the SunGard logo, Asset Arena, AvantGard, Banner Digital Campus, eSchoolPLUS and PerformancePLUS are trademarks or registered trademarks of SunGard Data Systems Inc. or its subsidiaries in the U.S. and other countries. All other trade names are trademarks or registered trademarks of their respective holders.

SunGard’s “Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995

Statements in this release other than historical facts constitute forward-looking statements. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “would,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions which concern our strategy, plans or intentions. All statements we make relating to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. All of these forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those we expected. We derive most of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Some of the factors that we believe could affect our results include: our high degree of leverage; general economic and market conditions; the overall condition of the financial services industry, including the effect of any further consolidation among financial services firms; the integration of acquired businesses, the performance of acquired businesses, and the prospects for future acquisitions; the effect of war, terrorism, natural disasters or catastrophic events; the effect of disruptions to our systems and infrastructure; the timing and magnitude of software sales; the timing and scope of technological advances; customers taking their information availability solutions in-house; the trend in information availability toward solutions utilizing more dedicated resources; the market and credit risks associated with clearing broker operations; the ability to retain and attract customers and key personnel; risks relating to the foreign countries where we transact business; the ability to obtain patent protection and avoid patent-related liabilities in the context of a rapidly developing legal framework for software and business-method patents; a material weakness in our internal controls; and unanticipated changes in our tax provision or the adoption of new tax legislation. The factors described in this paragraph and other factors that may affect our business or future financial results are discussed in our periodic filings with the Securities and Exchange Commission, copies of which may be obtained from us without charge. We assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events or other factors.

SunGard Data Systems Inc.

Consolidated Statements of Operations

(in millions)

(Unaudited)

	Three Months Ended
	Jun. 30, 2010	Jun. 30, 2011
Revenue:
Services	$1,112	$1,126
License and resale fees	103	109

Total products and services	1,215	1,235
Reimbursed expenses	38	31

	1,253	1,266

Costs and expenses:
Cost of sales and direct operating*	581	573
Sales, marketing and administration	286	313
Product development*	69	83
Depreciation and amortization	72	72
Amortization of acquisition-related intangible assets	120	119

	1,128	1,160

Operating income	125	106
Interest income	1	1
Interest expense and amortization of deferred financing fees	(160)	(129)
Other income (expense)	14	1

Loss from continuing operations before income taxes	(20)	(21)
Provision for income taxes	(1)	(52)

Loss from continuing operations	(21)	(73)
Income from discontinued operations, net of tax	—	—

Net loss	$(21)	$(73)

SunGard Data Systems Inc.

Consolidated Statements of Operations

(in millions)

(Unaudited)

	Six Months Ended
	Jun. 30, 2010	Jun. 30, 2011
Revenue:
Services	$2,216	$2,230
License and resale fees	171	183

Total products and services	2,387	2,413
Reimbursed expenses	66	63

	2,453	2,476

Costs and expenses:
Cost of sales and direct operating*	1,173	1,158
Sales, marketing and administration	557	597
Product development*	141	164
Depreciation and amortization	146	144
Amortization of acquisition-related intangible assets	240	244

	2,257	2,307

Operating income	196	169
Interest income	1	2
Interest expense and amortization of deferred financing fees	(319)	(266)
Other income (expense)	14	(1)

Loss from continuing operations before income taxes	(108)	(96)
Benefit from income taxes	31	—

Loss from continuing operations	(77)	(96)
Income (loss) from discontinued operations, net of tax	2	—

Net loss	$(75)	$(96)

*	Certain prior period amounts have been revised to the current period presentation. These revisions had no effect on operating income.

See Notes to Consolidated Condensed Financial Information.

SunGard Data Systems Inc.

Consolidated Condensed Balance Sheets

(in millions)

(Unaudited)

	Dec. 31, 2010	Jun. 30, 2011
Assets:
Current:
Cash and cash equivalents	$778	$821
Accounts receivable, net	1,061	1,051
Clearing broker assets	230	277
Prepaid expenses and other current assets	188	194

Total current assets	2,257	2,343
Property and equipment, net	918	926
Software products, net	809	713
Customer base, net	2,000	1,889
Other assets, net	1,210	1,190
Goodwill	5,774	5,825

Total Assets	$12,968	$12,886

Liabilities and Stockholder’s Equity:
Current:
Short-term and current portion of long-term debt	$9	$10
Accounts payable and accrued expenses	892	767
Clearing broker liabilities	210	250
Deferred revenue	997	999

Total current liabilities	2,108	2,026
Long-term debt	8,046	8,068
Deferred income taxes	1,207	1,192

Total liabilities	11,361	11,286
Stockholder’s equity	1,607	1,600

Total Liabilities and Stockholder’s Equity	$12,968	$12,886

See Notes to Consolidated Condensed Financial Information.

SunGard Data Systems Inc.

Consolidated Condensed Statements of Cash Flows

(in millions)

(Unaudited)

	Six Months Ended
	Jun. 30, 2010	Jun. 30, 2011
Cash flow from operations:
Cash flow from continuing operations	$235	$177
Cash flow from discontinued operations	12	—

Cash flow from operations	247	177

Investment activities:
Cash paid for acquired businesses, net of cash acquired	(13)	(26)
Cash paid for property and equipment and software	(147)	(133)
Other investing activities	8	(1)

Cash used in continuing operations	(152)	(160)
Cash used in discontinued operations	(1)	—

Cash used in investment activities	(153)	(160)

Financing activities:
Cash received from borrowings, net of fees	29	14
Cash used to repay debt	(35)	(2)
Other financing activities	(4)	(7)

Cash provided by (used in) continuing operations	(10)	5
Cash used in discontinued operations	—	—

Cash provided by (used in) financing activities	(10)	5

Effect of exchange rate changes on cash	(19)	21

Increase in cash and cash equivalents	65	43
Beginning cash and cash equivalents includes cash of discontinued operations (2010: $22)	664	778

Ending cash and cash equivalents includes cash of discontinued operations (2010: $36)	$729	$821

SunGard Data Systems Inc.

Notes to Consolidated Condensed Financial Information (Unaudited)

Note 1. Reconciliation of Net Income (Loss) to EBITDA and Reconciliation of EBITDA to Adjusted EBITDA

EBITDA represents earnings before interest expense, income taxes, depreciation and amortization and goodwill impairment. Adjusted EBITDA is defined as EBITDA further adjusted to give effect to certain items that are required in calculating covenant compliance under our senior subordinated notes as well as under our senior secured credit facilities, as amended, which were entered into in August 2005 and our senior notes entered into in September 2008 and November 2010. Adjusted EBITDA is calculated by subtracting from or adding to EBITDA items of income or expense described below. EBITDA and Adjusted EBITDA are not recognized terms under generally accepted accounting principles (GAAP). EBITDA and Adjusted EBITDA do not represent net income (loss), as that term is defined under GAAP, and should not be considered as an alternative to net income (loss) as an indicator of our operating performance. Additionally, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow available for management or discretionary use as such measures do not consider certain cash requirements such as capital expenditures (including capitalized software expense), tax payments and debt service requirements. SunGard considers EBITDA and Adjusted EBITDA to be key indicators of our ability to pay our debt. EBITDA and Adjusted EBITDA as presented herein are not necessarily comparable to similarly titled measures. The following is a reconciliation of EBITDA and Adjusted EBITDA to net loss from continuing operations, the GAAP measure we believe to be most directly comparable to EBITDA and Adjusted EBITDA. Further information regarding this reconciliation is included in our periodic filings with the U.S. Securities and Exchange Commission.

	Three Months Ended		Last Twelve Months
(in millions)	Jun. 30, 2010	Jun. 30, 2011	Jun. 30, 2011

Loss from continuing operations	$(21)	$(73)	$(409)
Interest expense, net	159	128	582
Provision for income taxes	1	52	2
Depreciation and amortization	192	191	777
Goodwill impairment charge	—	—	237

EBITDA	331	298	1,189

Purchase accounting adjustments	2	2	12
Non-cash charges	13	9	32
Restructuring and other charges	16	13	46
Acquired EBITDA, net of disposed EBITDA	3	—	3
Pro forma expense savings related to acquisitions	1	—	1
Loss on extinguishment of debt and other	(13)	3	87

Adjusted EBITDA - senior secured credit facilities, senior notes due 2015, 2018 and 2020 and senior subordinated notes due 2015	$353	$325	$1,370

	Six Months Ended
(in millions)	Jun. 30, 2010	Jun. 30, 2011
Loss from continuing operations	$(77)	$(96)
Interest expense, net	318	264
Benefit from income taxes	(31)	—
Depreciation and amortization	386	388

EBITDA	596	556
Purchase accounting adjustments	6	6
Non-cash charges	21	15
Restructuring and other charges	25	22
Acquired EBITDA, net of disposed EBITDA	7	1
Pro forma expense savings related to acquisitions	1	—
Loss on extinguishment of debt and other	(8)	7

Adjusted EBITDA - senior secured credit facilities, senior notes due 2015, 2018 and 2020 and senior subordinated notes due 2015	$648	$607

SunGard Data Systems Inc.

Notes to Consolidated Condensed Financial Information (Unaudited)

Note 2. Reconciliation of Operating Income to Adjusted Operating Income

Adjusted operating income represents operating income adjusted for goodwill impairment charges, amortization of acquisition-related intangible assets, merger costs, purchase accounting adjustments for deferred revenue, stock-based compensation expense and management fee expense. Adjusted operating income is not a recognized term under generally accepted accounting principles (GAAP). Adjusted operating income does not represent operating income, as that term is defined under GAAP, and should not be considered as an alternative to operating income as an indicator of our operating performance. We have included information concerning adjusted operating income because we use such information when evaluating operating income to better evaluate the underlying performance of the Company. Adjusted operating income as presented herein is not necessarily comparable to similarly titled measures. The following is a reconciliation between adjusted operating income and operating income, the GAAP measure we believe to be most directly comparable to adjusted operating income.

	Three Months Ended June 30,
(in millions)	2010	2011
Operating income	$125	$106
Amortization of acquisition-related intangible assets	120	119
Purchase accounting adjustments and other costs	12	7
Stock-based compensation	9	9

Adjusted operating income	$266	$241

	Six Months Ended June 30,
(in millions)	2010	2011
Operating income	$196	$169
Amortization of acquisition-related intangible assets	240	244
Purchase accounting adjustments and other costs	24	17
Stock-based compensation	17	15

Adjusted operating income	$477	$445

SunGard Data Systems Inc.

Notes to Consolidated Condensed Financial Information (Unaudited)

Note 3. Impact of Broker/Dealer on Organic Revenue Growth

The Company defines organic revenue as revenue from businesses owned for at least one year and excluding revenue from businesses sold in the previous twelve months further adjusted to remove the impact of changes in currency exchange rates. Organic revenue excludes revenue from discontinued operations in all periods presented. When assessing its financial results, the Company focuses on organic revenue because reported revenue is affected by the timing and magnitude of acquisitions, dispositions and currency. Beginning in 2007, the Company experienced significant revenue volatility in one of our trading systems businesses, a broker/dealer business with inherently lower margins than the rest of the financial systems business, and whose revenue is a function of market volatility and customer mix. Reported revenue and organic revenue growth with and without the broker/dealer business for the total Company and Financial Systems for 2009, 2010 and 2011 follows:

	Quarter Ended						Full Year
	Mar-10	Jun-10	Sep-10	Dec-10	Mar-11	Jun-11	2009	2010
Revenue growth as reported:
Total SunGard	-7%	-6%	-7%	-6%	1%	1%	-1%	-6%
Financial Systems	-11%	-8%	-9%	-6%	2%	2%	0%	-9%

Revenue growth as reported without broker/dealer business:
Total SunGard	2%	3%	-1%	1%	3%	4%	-1%	1%
Financial Systems	7%	8%	2%	6%	6%	8%	0%	6%

Organic revenue growth:
Total SunGard	-9%	-5%	-6%	-5%	-1%	-4%	-3%	-7%
Financial Systems	-13%	-7%	-8%	-6%	-1%	-5%	-5%	-9%

Organic revenue growth without broker/dealer business:
Total SunGard	0%	4%	0%	1%	1%	-1%	-3%	1%
Financial Systems	4%	10%	3%	6%	3%	0%	-6%	6%